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                                                                    Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-61517), Form S-8 (No. 33-23778) and Post-Effective Amendments to the Registration on Form S-8 (Nos. 2-64082, 2-90908) of SPS Technologies, Inc. and subsidiaries of our report dated February 13, 2002, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 13, 2002 relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 26, 2002